                                                             Exhibit 10.32
AMENDMENT NO. 3

TO

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 (this “Amendment”) is entered into as of February 7, 2012, by and among PRESSTEK, INC., a corporation organized under the laws of the State of Delaware (“Borrower”), the financial institutions set forth on the signature pages hereto (each a “Lender” and collectively, “Lenders”) and PNC BANK, NATIONAL ASSOCIATION as agent for Lenders (in such capacity, “Agent”).

BACKGROUND

Borrower, Agent and Lenders are parties to a Revolving Credit and Security Agreement dated as of March 5, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

Borrower has requested that Agent and Lenders make certain amendments to the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a) Section 1.2 is hereby amended by amending the following definitions in their entirety to provide as follows:

“Availability Block” shall mean an amount equal to (x) (i) for the period commencing on the Closing Date and ending on the date on which Borrowing Agent shall have delivered to Agent a Compliance Certificate showing compliance with the requirements imposed by Section 6.5 commencing with the fiscal quarter ending on January 1, 2011, $3,500,000, (ii) for the period commencing on January 31, 2012 and ending on the last day of the fiscal quarter ending on or about March 31, 2012, $1,000,000, (iii) for the period commencing on the first day of the fiscal quarter commencing on or about April 1, 2012 and ending on the last day of such fiscal quarter, $1,250,000, (iv) for the period commencing on the first day of the fiscal quarter commencing on or about July 1, 2012 and ending on the last day of such fiscal quarter, $1,500,000, (v) for the period commencing on the first day of the fiscal quarter commencing on or about October 1, 2012 and ending on the last day of such fiscal quarter, $1,750,000 and (vi) for the period commencing on the first day of the fiscal year commencing on or about January 1, 2013 and ending on the last day of the Term, $2,000,000; provided, however, that if an Event of Default shall have occurred and is continuing, the amount included in the calculation of Availability Block pursuant to this clause (x) at any time shall be $3,500,000, plus (y) upon the occurrence of the events described in clauses (i) - (iii) of Section 4.21(b) and Agent’s release of any Mortgage it has on the Real Property located in Hudson, New Hampshire, an amount equal to the lesser of (i) 35% of the net cash proceeds of the Sale Leaseback Transaction, and (ii) $5,000,000.”

“Restructuring Charges” shall mean, without duplication, (i) non-cash amounts included in restructuring and other non-cash charges, plus (ii) any separately identified non-cash charges for asset impairments or write-offs, plus (iii) cash out of pocket expenses incurred by Borrowers in connection with the closing of the Transactions, the LI Merger, lease termination payments and employee severance arrangements in an aggregate amount not to exceed $200,000 in any fiscal year, plus (iv) restructuring charges accrued during the fiscal year ending on or about December 31, 2011 in an aggregate amount not to exceed $2,100,000 (such expenses to be included in the definition of Restructuring Charges for the purpose of (x) calculating EBITDA during the fiscal year ending on or about December 31, 2011 and (y) calculating the Fixed Charge Coverage Ratio for all periods that include such expenses), plus (v) any such additional amounts as are acceptable to Agent in its sole discretion.”

(b) Section 1.2 is hereby amended by adding the following defined terms in their appropriate alphabetical order:

“Amendment No. 3” shall mean that certain Amendment No. 3 to Revolving Credit and Security Agreement dated as of February __, 2012, among Borrowers, Lenders and Agent.”

“Amendment No. 3 Effective Date” shall mean the date on which each of the conditions set forth in Section 3 of Amendment No. 3 have been satisfied.”

(c) Section 6.5 is hereby amended in its entirety to provide as follows:

“6.5.           Fixed Charge Coverage Ratio.  Cause to be maintained a Fixed Charge Coverage Ratio as of the end of each period set forth below of not less than the corresponding Fixed Charge Coverage Ratio for such period set forth below:

Period	Fixed Charge Coverage Ratio
For the fiscal quarter ending on or about December 31, 2011, for the four fiscal quarters then ending	1.00: 1.00
For the fiscal quarter ending on or about March 31, 2012, for the fiscal quarter then ending	1.25: 1.00
For the fiscal quarter ending on or about June 30, 2012, for the two fiscal quarters then ending	1.25: 1:00
For the fiscal quarter ending on or about September 30, 2012, for the three fiscal quarters then ending	1.25: 1.00
For the fiscal quarter ending on or about December 31, 2012 and for each fiscal quarter ending thereafter, in each case for the four fiscal quarters then ending	1.25: 1.00

3. Conditions of Effectiveness.  This Amendment shall become effective upon Agent receiving (i) four (4) originals (or such lesser number of originals as Agent may require) of this Amendment executed by Borrower and Lenders and consented and agreed to by Guarantors and (ii) an amendment fee of $50,000, which shall be fully earned and payable on the Amendment No. 3 Effective Date, and which may be charged by Agent to Borrowers’ account.

4. Representations and Warranties.  Borrower hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment (except that any representations and warranties made as of a specific date shall be true and correct as of such date).

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.

5. Effect on the Loan Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6. Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

7. Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts; Facsimile and Electronic Transmission.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or electronic transmission (including by “.pdf” or other similar format) shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

By: /s/ Christopher Gauch
Name:           Christopher Gauch
Title:           Vice President

PRESSTEK, INC.

By:_/s/ James R. Van Horn
Name: James R. Van Horn
Title:           VP, General Counsel and Secretary

CONSENTED AND AGREED TO:

PRESSTEK EUROPE LIMITED

By:      /s/ James R. Van Horn
Name:           James R. Van Horn
Title:           VP and Secretary

PRESSTEK OVERSEAS CORP.

By:       /s/ James R. Van Horn
Name:           James R. Van Horn
Title:           VP and Secretary

SDK REALTY CORP.

By: /s/ James R. Van Horn
Name: James R. Van Horn
Title:           VP and Secretary

ABD CANADA HOLDINGS, INC.

By:  /s/ James R. Van Horn
Name:           James R. Van Horn
Title:           VP and Secretary

PRESSTEK CANADA CORP.

By:/s/ James R. Van Horn
Name:           James R. Van Horn
Title:           VP and Secretary